Exhibit 5.1
                                                                     -----------



                           WEIL, GOTSHAL & MANGES LLP           Austin
                                767 Fifth Avenue                Boston
                               New York, NY 10153               Brussels
                                 (212) 310-8000                 Budapest
                              Fax: (212) 310-8007               Dallas
                                                                Frankfurt
                                                                Houston
                                                                London
                                                                Miami
                                                                Munich
                                                                Paris
                                                                Prague
                                 May 18, 2007                   Shanghai
                                                                Silicon Valley
                                                                Singapore
                                                                Warsaw
                                                                Washington, D.C.

International Wire Group, Inc.
12 Masonic Ave.
Camden, NY 13316



Ladies and Gentlemen:

            We have acted as counsel to International Wire Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the Company's Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement"), relating to the issuance of not more than (i) 1,300,000 shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), pursuant to benefits granted and to be granted under the International Wire Group, Inc. 2006 Management Stock Option Plan (the "Management Plan"), (ii) 300,000 shares of Common Stock pursuant to benefits granted and to be granted under the International Wire Group, Inc. 2006 Stock Option Plan for Non-Employee Directors (the "Nonemployee Director Plan" and together with the Management Plan, the "Plans") and (iii) 25,000 shares of Common Stock issuable upon exercise of the options granted to William Lane Pennington on August 1, 2005 pursuant to that certain Nonqualified Stock Option Agreement, dated as of August 1, 2005 (the "Grant").

            In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Registration Statement, the Plans and the Grant pursuant to which shares of the Common Stock will be issued and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

            In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

            Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the 1,625,000 shares of Common Stock being registered for sale pursuant to the Registration Statement have been duly authorized and, when issued and delivered upon receipt by the Company of consideration constituting lawful consideration under Delaware law in accordance with the Plans and the Grant, as applicable, will be validly issued, fully paid and non-assessable.

            The opinions expressed herein are limited to the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

            We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the prospectus which is a part of the Registration Statement.


                                    Very truly yours,


                                    /s/ Weil, Gotshal & Manges LLP